UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2017 (March 31, 2017)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On March 31, 2017, Advanced Voice Recognition Systems, Inc. (“AVRS”) entered into a Letter of Engagement for Legal Services Limited Scope Agreement  (“Agreement”) with Schmeiser, Olsen & Watts LLP (“the Firm”) pursuant to which the Firm will serve as local counsel in the United States District Court, District of Arizona.

The Firm has been hired to represent AVRS as local counsel in connection with forthcoming litigation in the U.S. District Court, District of Arizona.  Under the Agreement, AVRS will pay the Firm an evergreen fee advance of $3,000 for deposit into the Firm’s trust account.  The Firm will draw from the $3,000 placed in the Firm’s trust account to compensate for services as performed.   AVRS may terminate the Agreement at any time.

In 2015, AVRS entered into an Advisory Services Agreement (the “Advisory Services Agreement”) with Dominion Harbor Group, LLC (“Dominion”), a copy of which was filed as Exhibit 10.1 to AVRS’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 21, 2015. Pursuant to the Advisory Services Agreement, Dominion will pay the Enforcement Expenses described in Section 10 of the Agreement on behalf of AVRS.

The foregoing is qualified in its entirety by reference to the Limited Scope Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.      Document

10.1                 Limited Scope Agreement dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: April 6, 2017	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.      Document

10.1                 Limited Scope Agreement dated March 28, 2017